SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
                              ----------------

                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ----------------

                    MERIDIAN POINT REALTY TRUST VIII CO.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                        94-3058019
    (STATE OF INCORPORATION                             (I.R.S. EMPLOYER
       OR ORGANIZATION)                                IDENTIFICATION NO.)

                      655 MONTGOMERY STREET, SUITE 800
                         SAN FRANCISCO, CALIFORNIA

                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   94111
                                 (ZIP CODE)
                              ----------------

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                  NAME OF EACH EXCHANGE
             TITLE OF EACH CLASS                 ON WHICH EACH CLASS IS
              TO BE REGISTERED                      TO BE REGISTERED

       PREFERRED STOCK PURCHASE RIGHTS           AMERICAN STOCK EXCHANGE
       PREFERRED STOCK EXCHANGE RIGHTS           AMERICAN STOCK EXCHANGE

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                    NONE




               Item 2 of the Form 8-A filed by Meridian Point Realty Trust VIII Co. on November 21, 1997 is hereby amended and restated in its entirety as follows:

ITEM 2. EXHIBITS.

               1. Amended and Restated Rights Agreement, dated as of December 15, 1997, between Meridian Point Realty Trust VIII Co., and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A thereto the Form of Purchase Rights Certificate and as Exhibit B thereto the form of Exchange Rights Certificate.



                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    MERIDIAN POINT REALTY TRUST VIII CO.


                                    By: /s/ Robert H. Gidel
                                    Name:   Robert H. Gidel
                                    Title:  Chief Executive Officer


Date: December 15, 1997



                               EXHIBIT INDEX



   Exhibit      Description                                             Page

      1         Amended and Restated Rights Agreement, dated as of       5
                December 15, 1997, between Meridian Point Realty Trust VIII Co. and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A thereto the Form of Purchase Rights Certificate and as Exhibit
                B thereto the Form of Exchange Rights Certificate.